                                                                   EXHIBIT 10.2
                                                                   ------------

                          [NBC TV NETWORK LETTERHEAD]



                                                            August 28, 1995


Heritage Media Corp.
c/o WPTZ
5 Television Drive
Plattsburgh, New York 12901

                 RE:  WPTZ (Plattsburgh, New York)
                      ---------------------------

Gentlemen:

          The following shall comprise the agreement between us for the affiliation of your television broadcasting station WPTZ (you and WPTZ collectively herein called "Station") with the NBC Television Network (herein called "NBC") and shall supersede and replace our prior agreement dated JULY 1, 1989, except for the most recent amendment with respect to network non-duplication protection under Federal Communications Commission ("FCC") Rules
Section 76.92.

     1.  Term.  This Agreement shall be deemed effective as of 3:00 A.M.,
                ----
New York City time on the 1st day of January, 1995, and, unless sooner terminated as provided in this Agreement, it shall remain in effect for a period of seven (7) years thereafter. It shall then be renewed on the same terms and conditions for a further period of three (3) years and for successive further periods of three (3) years each, unless and until either party shall, at least twelve (12) months prior to the expiration of the then current term, give the other party written notice that it does not desire to have this Agreement renewed for a further period.

     2.  NBC Programming.
         ---------------

          (a) NBC shall deliver to Station for free, over-the-air television broadcasting all programming which NBC makes available for broadcasting in the community to which Station is presently licensed by the FCC, except as otherwise expressly provided herein.

          (b) NBC commits to supply sufficient programming throughout the term of this Agreement for the hours presently programmed by it (the "Programmed Time Periods"), which Programmed Time Periods are as follows (the specified times are all local time in Station's community of license):

          Prime Time:  Monday thru Saturday  -  8:00 - 11:00  P.M.
                       Sunday - 7:00 - 11:00 P.M.

          Late Night:  Monday thru Thursday 11:35 P.M. - 2:05 A.M.
                       Friday - 11:35 P.M. - 2:35 A.M.
                       Saturday - 11:30 P.M. - 1 A.M.

          News:     Monday thru Friday - 5:30 - 6:00 A.M.,
                    7:00-9:00 A.M. and 6:30 - 7:00 P.M.
                    Saturday - 6:30-7:00 P.M.
                    Sunday - 9:00-11:00 A.M. and 6:30-7:00 P.M.

          Daytime:  Monday thru Friday  -  11:00  A.M.-12:00
                    Noon and 1:00 P.M. - 3:00 P.M.
                    Saturday - 10:00 A.M.-11:00 A.M.


          The selection, scheduling, substitution and withdrawal of any program or portion thereof delivered to Station during the Programmed Time Periods shall at all times remain within the sole discretion and control of NBC. The parties acknowledge that local and network programming needs may change during the term of this Agreement, and each party agrees throughout the term to negotiate in good faith with the other party any proposed modification of the Programmed Time Periods.

          (c) In addition to the programming supplied pursuant to Paragraph 2(b) above, NBC shall offer Station throughout the term of this Agreement a variety of sports, special events and overnight news programming for television broadcast at times other than the Programmed Time Periods. Station shall have the right of first refusal with respect to any such programming good for seventy-two (72) hours as against any other television station located in Station's community of license or any television program transmission service furnishing a television signal to Station's community of license, including, but not limited to, any community antennae television system, subscription television service, multipoint distribution system and satellite transmission service. Station shall notify NBC of its acceptance or rejection of NBC's offer of such programming as promptly as possible. Station's acceptance of NBC's offer shall constitute Station's agreement to broadcast such programming in accordance with the terms of such offer and this Agreement. Notwithstanding any other provision in this Agreement, no preexisting acceptance of NBC programming shall be superseded or otherwise affected by this Agreement, and those acceptances shall remain in full force and effect. With respect to NBC programs outside the Programmed Time Periods (either offered or already contracted for pursuant to this Agreement), nothing herein contained shall prevent or hinder NBC from (i) substituting one or more sponsored or sustaining programs, in which event NBC shall offer such substituted program or programs to Station in accordance with the provisions of this Paragraph 2(c), or (ii) canceling one or more such NBC programs; provided, however, that NBC shall exercise all reasonable efforts to give Station at least three (3) weeks prior written notice of such substitution or cancellation. Station shall not be obligated to broadcast, and NBC shall not be obligated to continue to deliver, subsequent to the termination of this Agreement, any programs which NBC may have offered and which Station may have accepted during the term hereof.

     3.   Station Carriage in Programmed Time Periods.
          -------------------------------------------

          (a) Station agrees that, subject only to the preemption rights set forth herein, including Station's unqualified right to preempt for local live coverage of news events, Station shall broadcast over Station's facilities all NBC programming supplied to Station for broadcast in the Programmed Time Periods on the dates and at the times the programs are scheduled by NBC, except to the extent that Station is actually broadcasting programming pursuant to (and within the specified limits of) a commitment contemplated by Paragraph 3(b) below.

          (b) As an inducement for NBC to enter into this Agreement, Station covenants, represents and warrants to NBC that during any Broadcast Year (as hereinafter defined) during the term hereof, Station shall preempt no more than fifteen (15) hours in the aggregate of NBC programs during the Prime Time Programmed Time Period for any reason other than for the live coverage of news events (the "Prime Time Preemption Amount"). For the purposes of this Agreement, a "Broadcast Year" shall mean a twelve (12) month period during the term hereof which commences on any September 1 during the term hereof and which ends on August 31 of the immediately following year. Station hereby confirms that its rights and obligations under this Paragraph 3(b) are consistent with its rights and obligations referred to in Paragraph 4(c) below.

          (c) The Station hereby agrees to accept and clear all sports programming offered to the Station by NBC outside the Programmed Time Periods ("NBC Sports Programming"), except for NBC sports programming which directly conflicts with Station's coverage of sports events and special events of particular local interest (collectively, such coverage of such sports events and special events are referred to below as "Special Programs"). Station agrees not to broadcast more than fifteen (15) hours of Special Programs outside the Programmed Time Periods in the aggregate during any Broadcast Year during the term of this Agreement which would conflict with NBC Sports Programming outside the Programmed Time Periods (the "Sports Preemption Amount").

          (d) Notwithstanding the foregoing provisions of subparagraphs (b) and
(c) above and without limiting the provisions thereof, Station agrees that, in any one (1) month period during a Broadcast Year, Station's preemptions of NBC Prime Time programs and NBC Sports Programming shall not exceed 20% of, respectively, the Prime Time Preemption Amount and the Sports Preemption Amount, unless otherwise consistent with Station's programming practice.

          (e) Throughout the term of this Agreement, upon the expiration or termination (without giving effect to any renewal term) of any of Station's existing contractual commitments for non-NBC programming broadcast by Station during the hours 9:00 A.M.-4:00 P.M., Monday through Friday, and for the remaining term of this Agreement, Station agrees to give good faith consideration to the clearance of an additional one (1) hour of NBC daytime programming Monday through Friday during such 9:00 A.M.-4:00 P.M. time period so that Station would clear up to a maximum of four (4) hours of NBC Daytime weekday programming during such hours. In the event Station agrees to clear such additional one (1) hour of NBC Monday through Friday Daytime Programming, such additional one (1) hour shall then become part of the Daytime Programmed Time Period for purposes of Paragraphs 2 (b) and 3 (a) hereof.

          (f) Throughout the term of this Agreement, upon the expiration or termination (without giving effect to any renewal term) of any of Station's existing contractual commitments for non-NBC programming currently broadcast on Saturday mornings and for the remaining term of this Agreement, Station agrees to give good faith consideration to clearance of "Saturday Today" (or any replacement programming) in the Live Time Period for such programming as scheduled by NBC. In the event that Station clears "Saturday Today" (or any replacement programming), "Saturday Today" (or any replacement programming) shall then become part of the Saturday News Programmed Time Period for purposes of Paragraphs 2(b) and 3(a) hereof.

          (g) Throughout the term of this Agreement, upon the expiration or termination (without giving effect to any renewal term) of any of Station's contractual commitments for non-NBC programming broadcast by Station on Saturday mornings and for the remaining term of this Agreement, Station agrees to give good faith consideration to the clearance of additional one-half hours of NBC Saturday Daytime programming so that Station would clear up to a maximum of two and one-half (2 1/2) hours of NBC Saturday Daytime programming. In the event Station agrees to clear such additional one-half hours of NBC Saturday Daytime Programming, such additional one-half hours shall then become part of the Saturday Daytime Programmed Time Period for purposes of Paragraphs 2(b) and 3(a) hereof.

     4.   Preemptions.
          -----------

          (a) In the event that Station, for any reason, fails to broadcast or advises NBC that it will not broadcast any NBC programming as provided herein, then, in each case, Station, upon notice from NBC to Station, shall broadcast such omitted programming and the commercial announcements contained therein (or any replacement programming and the commercial announcements contained therein) during a time period or periods which the parties shall promptly and mutually agree upon and which shall, to the extent possible, be of a quality and rating value comparable to that of the time period or periods at which such omitted programming was not broadcast as provided herein. In the event that the parties do not promptly agree upon a time period or periods as provided in the preceding sentence, then, without limitation to any other rights of NBC under this Agreement or otherwise, NBC shall have the right to license the broadcast rights to the applicable omitted programming (or replacement programming) to another television station located in Station's community of license.

          (b) In the event that Station preempts or fails to clear or broadcast any NBC programming as provided herein for any reason other than: (i) the live coverage of local news events, (ii) as permitted by Paragraphs 3(b), 3(c) or 3(d) above, (iii) force majeure as provided for in Paragraph 12 below, or (iv) because: (A) the programming is delivered in a form which does not meet accepted standards of good engineering practice; (B) the programming does not comply with the rules and regulations of the FCC; or (C) Station reasonably believes that such programming would not meet prevailing contemporary standards of good taste in its community of license, then, without limiting any other rights of NBC under this Agreement or otherwise, upon NBC's request, Station shall pay NBC, or NBC may deduct or offset from any amounts payable to Station hereunder or under any other agreement between Station and NBC (or an entity controlling, controlled by or under common control with NBC), an amount equivalent to NBC's loss in net advertising revenues attributable to the failure of Station to broadcast such program in Station's market as scheduled by NBC, which amount shall be calculated in accordance with Exhibit A hereto. Without limiting or affecting any other determination of a material breach hereunder, any failure by Station to pay any amount due under this Paragraph 4(b) shall be deemed a material breach of this Agreement, and NBC shall have the option, exercisable in its sole discretion upon thirty (30) days' written notice to Station, to either
(x) terminate Station's right to broadcast any one or more series or other NBC programs, as NBC shall elect, and, to the extent and for the period(s) that NBC elects, thereafter license the broadcast rights to such series or other NBC program(s) to any other television station or stations located in Station's community of license or (y) unless the breach is cured within such thirty (30) day period, terminate this Agreement. Station acknowledges that NBC programming previously broadcast by Station has been consistent with the standards set forth in the foregoing clause (C); Station also agrees that Station's reasonable belief that an NBC program does not meet such standards will be based on a substantial difference in such program's style and content from NBC programs previously broadcast by Station, unless the relevant standards in the Station's community of license have changed.

          (c) With respect to programs offered or already contracted for pursuant to this Agreement, nothing herein contained shall be construed to prevent or hinder Licensee from: (i) rejecting or refusing any NBC program which Station reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest, or (ii) substituting a program which, in Station's opinion, is of greater local or national importance; provided, however, that Station shall give NBC written notice of each such rejection, refusal or substitution, and the reason therefor, at least three (3) weeks in advance of the scheduled broadcast, or as soon thereafter as possible (including an explanation of the cause for any lesser notice). Station confirms that its determination that a substitute program is of greater local or national importance shall be based on Station's reasonable good faith judgment.

     5.   Station Compensation.  In further consideration of Station's
          --------------------
performance of its obligations under this Agreement NBC shall compensate Station as follows:

          (a) (i) NBC shall pay Station for Station's broadcast of each network sponsored program or portion thereof (except those specified in Paragraph 5(b) below) which is broadcast during the Live Time Period therefor the amount resulting from multiplying the following:

          (A)  Station's Network Station Rate, which is $1150; by

          (B) The percentage set forth in the compensation matrix table attached hereto as Exhibit B (the "Compensation Table") opposite the applicable time period; by

          (C) The fraction of an hour substantially occupied by such program or portion thereof; by

          (D) The fraction of the aggregate length of all Commercial Availabilities during such program or portion thereof occupied by Network Commercial Announcements.

          As used herein, "Live Time Period" shall mean the time period or periods as specified by NBC for the broadcast of a program by Station; "Commercial Availability" shall mean a period of time made available by NBC during a network sponsored program for one or more Network Commercial Announcements; and "Network Commercial Announcement" shall mean a commercial announcement broadcast over Station during a Commercial Availability and paid for by or on behalf of one or more of NBC's network advertisers, not including, however, announcements consisting of billboards, credits, public service announcements, promotional announcements and announcements required by law.

          (ii) For each network sponsored program or portion thereof (except those specified in Paragraph 5(b) below) which is broadcast by Station during a time period other than the Live Time Period therefor, NBC reserves the right, in its sole discretion, to withhold payment of compensation for such program. If NBC does not withhold payment of compensation for such program, NBC shall pay Station as if Station had broadcast the program or portion thereof during such Live Time Period, except that if the percentage set forth in the Compensation Table opposite the time period during which Station broadcasts the program or portion thereof is less than that set forth opposite such Live Time Period, NBC shall pay Station on the basis of the time period during which Station broadcasts the program or portion thereof.

          (b) NBC shall pay Station such amounts as NBC and Station shall agree upon for all network sponsored programs broadcast by Station consisting of:

                    (i)    Sports programs;

                    (ii)   Special events programs, and

                    (iii) Programs for which NBC specifies a Live Time Period which straddles any of the time period categories in the Compensation Table.

          (c) (i) On or about the fifteenth day of the last month of each calendar quarter during the term hereof, subject to the timely receipt of reports requested under Paragraph 10 below, NBC shall pay Station, by electronic transfer or such other means as NBC shall determine, an estimate of the amounts due hereunder for such calendar quarter. NBC shall make the appropriate adjustment for the payment actually due for such calendar quarter in the payment of the estimated amount due for the next calendar quarter. NBC shall calculate the amounts due hereunder on a weekly basis and shall report such amounts to Station within a reasonable period of time after the close of each month during the term.

               (ii) From the amounts otherwise payable to Station hereunder, NBC shall deduct for each week during each calendar quarter of the term hereof a sum equal to 217% of Station's Network Station Rate provided in subparagraph 5(a)(i)(A) above (the "Waiver Percentage"). This deduction shall be calculated on a weekly basis, with 4.2857 as the agreed number of weeks per month, and shall be reported to Station with the reports due under subparagraph 5(c)(i) above. NBC shall make other deductions from the amounts otherwise payable to Station hereunder for additional services made available by NBC and utilized by Station such as, but not limited to, NBC News Channel.

          (d) (i) Subject to the limitations set forth below, NBC reserves the right as part of a general rate revision to reevaluate and change at any time: (A) the percentages set forth in the Compensation Table, or (B) the Waiver Percentage set forth in subparagraph 5(c)(ii) above, by giving written notice to Station at least thirty (30) days prior to the effective date of such change. Notwithstanding the foregoing, NBC agrees that

          (X) the Compensation Table attached hereto as Exhibit B shall be modified during the term of this Agreement only as mutually agreed to by NBC and Station; and

          (Y) NBC may increase the Waiver Percentage only by reason of an increase in NBC's technical costs of delivering programming to the NBC Television Network; provided that any such increase in the Waiver Percentage
                    --------
shall be subject to review by the NBC Affiliate Board.

          (ii) Notwithstanding anything contained in subparagraph 5(d)(i) to the contrary, the parties acknowledge that the payment of compensation to Station hereunder is in consideration of certain commitments by Station, including commitments regarding Station's local news program schedule and promotion of NBC programming as respectively set forth in Exhibits C and D attached hereto, which Exhibits are incorporated herein by this reference. In the event that Station (A) materially reduces its local news program schedule as set forth in Exhibit C or (B) does not fulfill such commitments as are set forth in Exhibit D in all years during the term of this Agreement, NBC reserves the right to decrease Station's Network Station Rate by notifying Station in writing at least ninety (90) days prior to the effective date of such change.

     6.   Additional Consideration.  In consideration of Station entering into
          ------------------------
this Agreement and Station's performance of its obligations under this Agreement, NBC agrees to pay Station the additional amounts (the "Additional Payments") set forth on Exhibit E hereto, subject to the provisions thereof.

     7.   Local Commercial Announcements.  Subject to the following sentence,
          ------------------------------
NBC agrees that during each quarter during the term of this Agreement, the average weekly number of minutes available for Station's local commercial announcements in and adjacent to regularly scheduled NBC programming in each daypart (with pro-rated adjustments for national sports programming, special news coverage or other special events) shall not be less than ninety-five percent (95%) of the average weekly number of minutes for the applicable daypart during the 1993-94 Broadcast Year as set forth in Exhibit F attached hereto (except if the reduction is due to a change in applicable government regulations). In the event of a reduction in the average weekly number of minutes available for Station's local commercial announcements in and adjacent to regularly scheduled NBC programming which causes NBC not to be in compliance with the foregoing provision, NBC agrees to offset the effects of such reduction by providing Station with a comparable economic benefit, which benefit may take the form of local coverage of NBC promotional announcements, an increase in the amount of Station's preemptions permitted under Paragraphs 3 (b), 3 (c) or 3 (d) hereof, or other form of benefit. The foregoing provisions of this Paragraph 7 are not intended to facilitate any disproportionate change by NBC in the allocation of the number of minutes available for Station's local commercial announcements in and adjacent to regularly scheduled NBC programming among different time periods in any daypart, if such change is solely for NBC's economic benefit.

     8.   Delivery.  NBC shall transmit the programming hereunder by satellite
          --------
and shall notify Station as to both the satellite and transponder being used for such transmission, and the programming shall be deemed delivered to Station when transmitted to the satellite. Where, in the opinion of NBC, it is impractical or undesirable to furnish a program over satellite facilities, NBC may deliver the program to Station in any other manner, including but not limited to, in the form of motion picture film, video tape or other recorded version, postage prepaid, in sufficient time for Station to broadcast the program at the time scheduled. Such recordings shall be used only for a single television broadcast over Station, and Station shall comply with all NBC instructions concerning the disposition to be made of each such recording received by Station hereunder.

     9.   Conditions of Station's Broadcast.  Station's broadcast of NBC
          ---------------------------------
programming shall be subject to the following terms and conditions:

          (a) Station shall not make any deletions from, or additions or modifications to, any NBC program furnished to Station hereunder or any commercial, NBC identification, program promotional or production credit announcements or other interstitial material contained therein, nor broadcast any commercial or other announcements (except emergency bulletins) during any such program, without NBC's prior written authorization. Station may, however, delete announcements promoting any NBC program which is not to be broadcast by Station, provided that such deletion shall be permitted only in the event and to the extent that Station substitutes for any such deleted promotional announcements other announcements promoting NBC programs to be broadcast by Station.

          (b) For purposes of identification of Station with the NBC programs, and until written notice to the contrary is given by NBC, Station may superimpose on various Entertainment programs, where designated by NBC, a single line of type, not to exceed fifty (50) video lines in height and situated in the lower eighth raster of the video screen, which single line shall include (and be limited to) Station's call letters, community of license or home market, channel number, and the NBC logo. No other addition to any Entertainment program is contemplated by this consent, and the authorization contained herein specifically excludes and prohibits any addition whatsoever to News and Sports programs, except identification of Station as provided in the preceding sentence as required by the FCC.

          (c) The placement and duration of station-break periods provided for locally originated announcements between NBC programs or segments thereof shall be designated by NBC. Station shall broadcast each NBC program delivered to Station hereunder from the commencement of network origination until the commencement of the terminal station break.

          (d) In the event of the confirmation by NBC of any violation by Station of any of the provisions of this Paragraph 9, NBC may, in its reasonable discretion, withhold an amount of compensation otherwise due Station under Paragraph 5 above which is appropriate in view of the nature of the specific violation, it being understood that the amount withheld for any violation shall not exceed the total compensation due Station for the week in which such violation occurs. Nothing herein contained shall limit the rights of Station under Paragraph 4(c) above.

     10.  Station Reports.  Station shall submit to NBC in writing, upon forms
          ---------------
provided by NBC, such reports as NBC may request covering the broadcast by Station of programs furnished to Station hereunder.

     11.  Music Performance Rights.  All programs delivered to Station pursuant
          ------------------------
to this Agreement shall be furnished with all music performance rights necessary for broadcast by Station included. Station shall have no responsibility for obtaining such rights from ASCAP, BMI or other music licensing societies insofar as the programs delivered by NBC to Station for broadcasting are concerned. As used in this paragraph, "programs" shall include, but shall not be limited to, program and promotional material and commercial and public service announcements
furnished by NBC.   Station shall be responsible for all music license
requirements for any commercial and public service announcements or other material inserted by Station within or adjacent to the programs as permitted under the terms of this Agreement, except for cut-ins produced by or on behalf of NBC and inserted by Station at NBC's direction.

     12.  Force Majeure.  Neither Station nor NBC shall incur any liability
          -------------
hereunder because of NBC's failure to deliver, or the failure of Station to broadcast, any or all programs due to failure of facilities, labor disputes, government regulations or causes beyond the reasonable control of the party so failing to deliver or to broadcast. Without limiting the generality of the foregoing, NBC's failure to deliver a program for any of the following reasons shall be deemed to be for causes beyond NBC's reasonable control: cancellation of a program because of the death, illness or refusal to appear or perform of a star or principal performer thereon, or because of such person's failure to conduct himself or herself with due regard to social conventions and public morals and decency, or because of such person's commission of any act or involvement in any situation or occurrence tending to degrade him or her in society, or bringing him or her into public disrepute, contempt, scandal or ridicule, or tending to shock, insult or offend the community, or tending to reflect unfavorably upon NBC or the program sponsor.

     13.  Indemnification.  NBC shall indemnify, defend and hold Station, its
          ---------------
parent, subsidiary and affiliated companies, and their respective directors, officers and employees, harmless from and against all claims, damages, liabilities, costs and expenses (including reasonable attorneys, fees) arising out of the use by Station, in accordance with this Agreement, of any program or other material as furnished by NBC hereunder, provided that Station promptly notifies NBC of any claim or litigation to which this indemnity shall apply, and that Station cooperates fully with NBC in the defense or settlement of such claim or litigation. Similarly, Station shall indemnify, defend and hold NBC, its parent, subsidiary and affiliated companies, and their respective directors, officers and employees, harmless with respect to material added to or deleted from any program by Station, except for cut-ins produced by or on behalf of NBC and inserted by Station at NBC's direction. These indemnities shall not apply to litigation expenses, including attorneys, fees, which the indemnified party elects to incur on its own behalf. Except as otherwise provided herein, neither Station nor NBC shall have any rights against the other for claims by third persons, or for the non-operation of facilities or the non-furnishing of programs for broadcasting, if such non-operation or non-furnishing is due to failure of equipment, actions or claims by any third person, labor disputes, or any cause beyond such party's reasonable control.

     14.  Station's Right of First Negotiation.  Throughout the term of this
          ------------------------------------
Agreement, NBC shall give Station prompt notice of any determination by NBC to engage in new over-the-air broadcast ventures within Station's community of license (whether or not involving the transmission of television programs, but excluding any acquisition of an ownership interest in any broadcast television station) (a "Broadcast Venture"). NBC shall negotiate exclusively with Station in good faith, for a period of time following such notice to Station as shall be determined by NBC to be appropriate to the circumstances and as shall be specified in such notice, with respect to Station's participation on a financial and/or operational basis in any such Broadcast Venture within Station's community of license before NBC may enter into any such negotiations with a Third Party (as defined below) within such community of license. "Third Party" shall mean any person or entity other than an NBC Party; "NBC Party" shall mean any of NBC, National Broadcasting Company, Inc. or their respective parent, subsidiary, affiliated, related or successor entities.

     15.  Change in Operations.  Station represents and warrants that it holds a
          --------------------
valid license granted by the FCC to operate the Station as a television broadcast station; such representation and warranty shall constitute a continuing representation and warranty by Station. In the event that Station's transmitter location, power, frequency, programming format or hours of operation are materially changed at any time so that Station is of less value to NBC as a broadcaster of NBC programming than at the date of this Agreement, then NBC shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Station.

     16.  Assignment.
          ----------

          (a) This Agreement shall not be assigned without the prior written consent of NBC, and any permitted assignment shall not relieve Station of its obligations-hereunder. Any purported assignment by Station without such consent shall be null and void and not enforceable against NBC.

          (b) Station agrees to include as a condition of any proposed assignment, sale or transfer of Station (including any assignment or transfer referred to in Paragraph 16(c) below other than a "short-form" assignment) a contractually binding provision that the assignee or transferee shall assume and become bound by this Agreement for (i) the remainder of the then-current term of this Agreement or (ii) three (3) years from the date of said assignment or transfer, whichever period is greater. Station acknowledges that any such assignment, sale or transfer which does not so provide for such assumption and for NBC's right to extend the term of this Agreement will cause NBC irreparable injury for which damages are not an adequate remedy. Therefore, Station agrees that NBC shall be entitled to seek an injunction or similar relief from any court of competent jurisdiction restraining Station from committing any violation of this Paragraph 16(b).

          (c) Station agrees that if any application is made to the FCC pertaining to an assignment or a transfer of control of Station's license, or any interest therein, Station shall immediately notify NBC in writing of the filing of such application. Except as to "short form" assignments or transfers of control made pursuant to Section 73.3540(f) of the FCC Rules, NBC shall have the right to terminate this Agreement in the event of any assignment or transfer. Station agrees, except in the case of "short form" assignments or transfers of control, that promptly following Station's notice to NBC, Station
(i) shall arrange for a meeting between NBC and the proposed assignee or transferee to review the financial and operating plans of the proposed assignee or transferee, and (ii) shall procure and deliver to NBC, in form satisfactory to NBC, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of the Station's license, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. If Station complies with its obligations set forth in the preceding sentence and NBC does not terminate this Agreement upon written notice to Station within the thirty (30) day period following the later of the meeting with the proposed assignee or transferee or the delivery to NBC of a satisfactory assumption agreement, NBC shall be deemed to have consented to the assignment or transfer of control.

          (c) NBC agrees that in the event of a sale or transfer of all or substantially all of the assets or business of NBC (whether structured as a sale or transfer of equity or assets of NBC), NBC agrees to assign this Agreement to the purchaser or transferee and to cause such purchaser or transferee to assume NBC's obligations hereunder; provided that the foregoing agreement shall not apply in the event that this Agreement becomes an obligation of such purchaser or transferee by operation of law. Upon such assignment and assumption, NBC shall have no liability to Station under this Agreement with respect to obligations arising after the effective date of such assignment and assumption.

     17.  Unauthorized Copying and Transmission.  Station shall not authorize,
          -------------------------------------
cause, or permit, without NBC's consent, any program or other material furnished to Station hereunder to be recorded, duplicated, rebroadcast or otherwise transmitted or used for any purpose other than broadcasting by Station as provided herein. Notwithstanding the foregoing, Station shall not be restricted in the exercise of its signal carriage rights pursuant to any applicable rule or regulation of the FCC with respect to retransmission of its broadcast signal by any cable system or multichannel video program distributor ("MVPD"), as defined-in Section 76.64(d) of the FCC Rules, which (a) is located within the Area of Dominant Influence ("ADI"), as defined by Arbitron, in which Station is located, or (b) was actually carrying Station's signal as of April 1, 1993, or (c) with respect to cable systems, serving an area in which Station is "significantly viewed" (as determined by the FCC) as of April 1, 1993; provided, however, that any such exercise pursuant to FCC Rules with respect to NBC programs shall not be deemed to constitute a license by NBC; and provided, further, that at such
                                              --------  -------
time as NBC adopts a term in substitution for the term "ADI" by reason of any similar action by the FCC or other appropriate authority, such substitute term shall replace the references to "ADI" herein. NBC reserves the right to restrict such signal carriage with respect to NBC programming in the event of a change in applicable law, rule or regulation.

     18.  Limitations on Retransmission Consent.  In consideration of the grant
          -------------------------------------
by NBC to Station of the non-duplication protection provided in the most recent amendment to this Agreement, Station hereby agrees as follows:

          (a) Station shall not grant consent to the retransmission of its broadcast signal by any cable television system, or, except as provided in Paragraph 18(b) below, to any other MVPD whose carriage of broadcast signals requires retransmission consent, if such cable system or MVPD is located outside the ADI to which Station is assigned, unless Station's signal was actually carried by such cable system or MVPD as of April 1, 1993, or, with respect to such cable system, is "significantly viewed" (as determined by the FCC) as of April 1, 1993; provided, however, that at each renewal of this Agreement, in the event Station can demonstrate to NBC that it is "significantly viewed" (as determined by the FCC) in areas in addition to those in which it was "significantly viewed" as of April 1, 1993 ("Additional Viewing Areas"), NBC agrees that it will negotiate in good faith with Station regarding a possible extension of Station's grant of the right to retransmit its broadcast signal to cable systems in the Additional Viewing Areas.

          (b) Station shall not grant consent to the retransmission of its broadcast signal by any MVPD that provides such signal to any home satellite dish user, unless such user is located within Station's own ADI or is an "unserved household" as defined in Section 119(d) or any successor provision of Title 17 of the United States Code.

     19.  Remedies for Unauthorized Copying and Transmission.  If Station
          --------------------------------------------------
violates any of the provisions set forth in Paragraphs 17 and 18 above, NBC may, in addition to any other of its rights or remedies at law or in equity under this Agreement or any amendment thereto, terminate this Agreement by written notice to Station-given at least ninety (90) days prior to the effective date of such termination.

     20.  Applicable Law.  The obligations of Station and NBC under this
          --------------
Agreement are subject to all applicable federal, state, and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the FCC), and this Agreement and all matters or issues collateral thereto shall be governed by the law of the State of New York applicable to contracts negotiated, executed and performed entirely therein (without regard to principles of conflicts of laws).

     21.  Waiver.  A waiver by either of the parties hereto of a breach of any
          ------
provision of this Agreement shall not be deemed to constitute a waiver of any preceding or subsequent breach of the same provision or any other provision hereof.

     22.  Notices.  Any notices hereunder shall be in writing and shall be given
          -------
by personal delivery, overnight courier service, or registered or certified mail, addressed to the respective addresses set forth on the first page of this Agreement or at such other address or addresses as may be specified in writing by the party to whom the notice is given. Such notices shall be deemed given when personally delivered, delivered to an overnight courier service or mailed, except that notice of change of address shall be effective only from the date of its receipt.

     23.  Captions.  The captions of the paragraphs in this Agreement are for
          --------
convenience only and shall not in any way affect the interpretation hereof.

     24.  Entire Agreement.  The foregoing constitutes the entire agreement
          ----------------
between Station and NBC with respect to the subject matter hereof, all prior understandings being merged herein, except for the most recent amendment with respect to network nonduplication protection under FCC Rules Section 76.92. This Agreement may not be changed, modified, renewed, extended or discharged, except as specifically provided herein or by an agreement in writing signed by the parties hereto.

     25.   Confidentiality.  The parties agree to use their best efforts to
           ---------------
preserve the confidentiality of this Agreement and of the terms and conditions set forth herein, and the exhibits annexed hereto, to the fullest extent permissible by law. The parties recognize that Section 73.3613 of the FCC's Rules and Regulations requires the filing with the FCC of television network affiliation agreements by each affiliate, but are unaware of any requirement for the filing of exhibits annexed to such affiliation agreements. In the event that the FCC should request either party to file said exhibits, that party shall give prompt notice to the other, and shall submit said exhibits to the FCC with a request that said exhibits be withheld from public inspection pursuant to
Section 0.459 of the FCC's Rules and Regulations on the grounds that said exhibits contain confidential commercial or financial information that would customarily be guarded from competitors and not be released to the public.

     26.  Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts with the same effect as if the signature to each such counterpart were upon the same instrument.

          If the foregoing is in accordance with your understanding, please indicate your acceptance on the copy of this Agreement enclosed for that purpose and return that copy to NBC.


                                          Very truly yours,

                                          NATIONAL BROADCASTING COMPANY, INC.


                                                    By: /s/ [ILLEGIBLE]
                                                        ---------------


AGREED:

HERITAGE MEDIA CORP.


By: /s/ [ILLEGIBLE]
    -------------------------------------

                                  EXHIBIT "A"
                                  -----------

                              ECONOMIC ADJUSTMENTS



          Adjustments due to a preemption of an NBC program referred to in Paragraph 4(b) of this Agreement will be calculated using the following two factors:

          1. "Station's NBC delivery percentage" which is the Station's audience contribution to NBC Network programs expressed as a percentage. (This is the same NBC delivery percentage used in the annual compensation evaluation.)

          2. "Program revenue" which is the average NBC Network revenue for the preempted program. (NOTE: Program revenue will be the average revenue per program based on total annual revenue for that program, except revenue for each prime time program, which will be adjusted for the day of the week and the quarter in which the program is aired.)

               Station's preempts "Program X"

               Station's NBC Network delivery % = 2.1%

               NBC revenue for "Program X" = $900,000

               $900,000 x 2.1% = $18,900 payment to NBC

                                  EXHIBIT "B"
WPTZ, PLATTSBURGH, NEW YORK

                                      Compensation Matrix
                                      -------------------
(NETWORK STATION RATE ____________ X HOURS CARRIED X % BELOW)
     MON - SUN                        6PM - 11PM*                       30%
------------------------------------------------------------------------------
     MON - SUN                        5PM - 6PM*                        15%
                                      11PM - 1AM
     SAT - SUN                        4PM - 5PM
------------------------------------------------------------------------------
     MON - FRI                        9AM - 5PM                      12.81%
------------------------------------------------------------------------------
     SUN                              7AM - 4PM**                     10.5%
     SAT                              2PM - 4PM
------------------------------------------------------------------------------
     SAT                              7AM - 2PM**                     7.88%
------------------------------------------------------------------------------
     NIGHTLY NEWS                     MON - FRI                          0%
     NIGHTLY NEWS                     SAT - SUN                         10%
------------------------------------------------------------------------------
     TONIGHT SHOW                                                      7.5%
------------------------------------------------------------------------------
     LATE NIGHT                                                      10.25%
------------------------------------------------------------------------------
     FRIDAY NIGHT                                                     4.75%
------------------------------------------------------------------------------
     LATER                                                               4%
------------------------------------------------------------------------------
     SATURDAY NIGHT LIVE                                              6.67%
------------------------------------------------------------------------------

 * EXCLUDING NIGHTLY NEWS
** EXCLUDING SATURDAY AND SUNDAY TODAY
All times above are expressed in terms of your station's then current local time.

                                  EXHIBIT "C"
                                  -----------

                               WPTZ NEWS PROGRAMS



                                Monday - Friday
                                ---------------

                             12:00 Noon-12:30 P.M.
                                 6:00-6:30 P.M.
                                11:00-11:35 P.M.



                                    Saturday
                                    --------

                                 6:00-6:30 P.M.
                                11:00-11:30 P.M.

                          [NBC TV NETWORK LETTERHEAD]



December 6, 1994


Mr. Robert D. Shields
President and General Manager
WPTZ
Television Drive
Plattsburgh, N.Y. 12901

Dear Bob:

This letter agreement is to confirm our understanding regarding the long-term affiliation of the NBC Television Network and WPTZ.

1.   Term
     ----

     (a)  Initial Term: Seven (7) years, commencing on January 1, 1995.

     (b) Renew for an additional three (3) years if neither party gives 12-month notice before expiration of the initial term.

     (c) Except for notice of non-renewal and other rights of termination specified in the agreement, firm contract on both sides (removing each party's rolling right of termination on 12-month notice).

2.   Programmed Time Periods:
     -----------------------

     NBC will continue to provide programming for all the time periods it currently programs.

3.   Clearance:
     ---------

     WPTZ will clear live all. NBC programming in time periods in which such programming is currently offered, subject to WPTZ's preemption rights get forth below

4.   Preemptions:
     ------------

     (a) WPTZ has the unqualified right to preempt NBC programming for live coverage of news events.

     (b) WPTZ will have complete discretion on preemptions in Prime Time up to a total of 30 hours per year in addition to live coverage of news events.

     (c)  WPTZ agrees to clear all NBC Weekend Sports programs; provided,
                                                                ---------
          however, that WPTZ will have complete discretion on preemptions of NBC
          -------
          Weekend Sports up to a total of 15 hours per year.

     (d) WPTZ agrees that no more than 20% of the foregoing permitted preemptions per year shall occur in any one (1) month period.

     (e) NBC may withhold compensation for any program not broadcast live. In addition to any compensation permitted to be withhold by NBC, in the event of any preemption in excess of the amounts provided in Paragraphs 4(b), (c) and (d) above, WPTZ will pay NBC a sum equivalent to NBC's loss in net advertising revenues attributable to WPTZ's failure to broadcast the program as scheduled by NBC. (The formula for calculating such sum will be specified in the long-form affiliation agreements.)

5.   Compensation and Additional Consideration:
     -----------------------------------------

     The Compensation Rate of WPTZ will remain at current levels, subject to NBC's customary right of review. Subject to WM's compliance with its commitments regarding clearance and preemption as set forth herein, NBC will pay WPTZ as additional consideration, on a pro rata basis for each hour of NBC Prime Time programming broadcast live by WPTZ for which compensation is payable, the following amounts:

                1995   -   $100,000  1999 - $266,700

                1996   -   $141,700  2000 - $308,400

                1997   -   $183,400  2001 - $350,000

                1998   -   $225,000



In the event the agreement is renewed for an additional three-year period commencing January 1, 2002, compensation and additional consideration will be payable as provided above, except that the amount of additional consideration payable on a pro rata, basis for each hour of NBC Prime Time programming broadcast live by WPTZ for which compensation is payable will be as follows:

          2002 -  $390,000
          2003 -  $432,000
          2004 -  $476,100

6.   Local Inventory:
     ----------------

     NBC agrees that the format of local avails in its regularly scheduled programming will continue during the term or be offset with a comparable economic benefit to WPTZ.

7.   Right of First Negotiation:
     --------------------------

     WPTZ will have the right of first negotiation with respect to any new NBC over-the-air broadcast venture (whether or not involving the transmission of television programs) which requires participation on a financial or operating basis by a Third Party (i.e., a party other than a parent, subsidiary or affiliated entity of NBC, Inc.) within WPTZ's community of license.

8.   Change of Control:
     -----------------

     WPTZ will notify NBC of any application for FCC approval of assignment or transfer of control of WPTZ's license and, subject to NBC's right of termination, will adhere to an orderly procedure regarding the assignment of the affiliation agreement, including securing the now owner's assumption of the affiliation agreement and assuring that the term of the new owner's affiliation will be at least three years.

9.   Confidentiality:
     ---------------

     Each party will treat this term sheet as confidential and will not disclose any of its terms without the other party's prior consent.

10.  Other Provisions:
     ----------------

     This is a binding letter agreement. The parties contemplate entering into long-form affiliation agreements which with incorporate the provisions contained herein and other terms and conditions of WPTZ's affiliation with NBC not inconsistent with such provisions.

                    Sincerely,

                    /s/ Jean Dietze
                    -----------------------------------
                    Jean Dietze

Agreed and Accepted:
HERITAGE MEDIA INC.
Licensee of WPTZ



By: /s/ [ILLEGIBLE]
    -----------------------------------

                          [NBC TV NETWORK LETTERHEAD]


                    May 27, 1993


HERITAGE MEDIA,INC.
PLATTSBURGH, NEW YORK


                    Re:  WPTZ

Gentlemen:

     The following shall constitute an amendment to the television network affiliation agreement (the "Agreement") between the licensee of Station WPTZ ("Station") and National Broadcasting Company, Inc. ("NBC"), effective as of January 01, 1990.

     1. During the term of the Agreement, Station shall, by the terms of this amendment, be entitled to invoke protection against the simultaneously duplication of NBC's network programming as carried by Station imported within a radius from Station's designated community of license as defined in Section
73.606 of the Rules of the Federal Communications Commission ("FCC") to the maximum geographic extent from said community of license permitted under the present Sections 76.92 and 73.658(m) of the FCC's Rules and in accordance with the terms and conditions of said Rules.

     2. Either party shall have the right to terminate this amendment (a) on December 31, 1996, by written notice to the other on or before June 30, 1996, for any reason whatsoever; or (b) at any other time during the term of the Agreement, by written notice to the other given at least 60 days prior to the effective date such termination, but only in the evenly of the following:

          (i) Station grants consent to the retransmission of its broadcast signal by and cable television system or, except as provided in subparagraph 2(b) (ii) below, to any other multichannel video program distributor ("MVPD"), a defined in Section 76.64(d) of the FCC Rules, whose carriage of broadcast signals requires retransmission consent, and such cable system or MVPD is located outside the Area of Dominant Influence ("ADI"), as defined by Arbitron, to which Station is assigned, unless Station's signal is actually carried by such cable system or MVPD as of April 1, 1993, or, with respect to such cable system, is "significantly viewed" (as determined by the FCC) as of April 1, 1993; provided, however, that at each renewal of the Agreement, in the event Station can demonstrate to NBC that it is "significantly viewed" (as determined by the FCC) in areas in addition to those in which it was "significantly viewed" as of April 1, 1993 ("Additional Viewing Areas"), NBC agrees that it will negotiate in good faith with Station regarding a possible extension of Station's grant of the right to retransmit its broadcast signal to cable systems in the Additional Viewing Areas; or

          (ii) Station grants consent to the retransmission of its broadcast signal by any MVPD that provides such signal to any home satellite dish user, unless such user is located within Station's own ADI or is an "unserved household" as defined in Section 119(d) or any successor provision of Title 17 of the United States Code.

Any notice of termination under paragraph 2(b) hereof given by either party may be withdrawn by such party if, as of the effective date provided therein, the circumstances giving rise to such party's right of termination no longer exist.

     To the extent that any term of the Agreement is inconsistent with the terms of this amendment, this amendment shall prevail. Except as notified by this amendment, the Agreement shall remain in full force and effect.

                    Very truly yours,

                    NATIONAL BROADCASTING COMPANY, INC.


                              By: /s/ [ILLEGIBLE]
                                  ---------------


AGREED AND ACCEPTED:

HERITAGE MEDIA, INC.



By: /s/ [ILLEGIBLE]
    ------------------------------